Exhibit 11
                                                                     Page 1 of 2



                           COLGATE-PALMOLIVE COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                  Dollars in Millions Except Per Share Amounts
                                  (Unaudited)

--------------------------------------------------------------------------------

                                              Three Months Ended                Six Months Ended
                                                 June 30,                          June 30,
                                                 --------                          --------
PRIMARY                                      1995          1994             1995             1994
                                             ----          ----             ----             ----
Earnings:
     Net income                             $   143.2     $    142.5      $   299.7      $   292.1

     Deduct:  Dividends on preferred
        shares, net of income taxes               5.4            5.4           10.8           10.8
                                            ---------     ----------       ---------      --------
     Net income applicable to common
        shares                              $   137.8     $    137.1       $   288.9      $  281.3
                                            =========     ==========       =========      ========

Shares (in millions):
     Weighted average shares outstanding        145.1          146.8           144.8         147.3
                                            =========     ==========       =========      ========

Earnings per common share, primary          $     .95     $      .93        $   2.00       $  1.91
                                            =========     ==========       =========      ========

                                                                                    Exhibit 11
                                                                                   Page 2 of 2

                                            COLGATE-PALMOLIVE COMPANY

                                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                 Dollars in Millions Except Per Share Amounts
                                                  (Unaudited)

--------------------------------------------------------------------------------------------------------


                                                       Three Months Ended              Six Months Ended
                                                           June 30,                        June 30,
                                                           -------                         --------
                                                    1995           1994             1995            1994
                                                    ----           ----             ----            ----
ASSUMING FULL DILUTION
Earnings:
Net income                                          $   143.2     $    142.5     $    299.7      $    292.1
Deduct:
    Dividends on preferred shares                          .1             .6             .3             1.0
    Replacement funding resulting from
      assumed conversion of Series B
      Convertible Preference Stock, net of tax            1.7            1.7            3.4             3.5
                                                    ---------     ----------     ----------      ----------

    Net income applicable to common shares          $   141.4     $    140.2     $    296.0      $    287.6
                                                    =========     ==========     ==========      ==========

Shares (in millions):
    Weighted average number of common shares
      outstanding                                       145.1          146.8          144.8           147.3
    Assumed conversion of options
      reduced by the number of shares which
      could have been purchased with the
      proceeds from the exercise of such
      options                                             2.6            1.4            2.5             1.6
    Assumed conversion of Series B
      Convertible Preference Stock                       12.1           12.3           12.1            12.3
                                                    ---------     ----------     ----------      ----------

Weighted average number of common shares
outstanding, as adjusted                                159.8          160.5          159.4           161.2
                                                    =========     ==========     ==========      ==========

Earnings per common share, assuming full
dilution                                            $     .88     $      .87     $     1.85      $     1.78
                                                    =========     ==========     ==========      ==========
